UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               March 20, 2006

HSBC HOME EQUITY LOAN TRUST 2005-2
(Exact name of registrant as specified in its charter)

                     HSBC FINANCE CORPORATION
(Master Servicer of the Trust)
(Exact name as specified in Master Servicer's charter)

Delaware (State or other jurisdiction of incorporation of Master Servicer)	333-84268-09 (Commission File Number)	Not Applicable (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Master Servicer)		60070 (Zip Code)
Master Servicer's telephone number, including area code 847/564-5000 Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

- Page 1 -

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
99 (a)

Monthly Statement to Certificateholders with respect to the distribution on March 20, 2006 pursuant to Section 5.03 of the Sale and Servicing Agreement, dated as of August 4, 2005 (the "Sale and Servicing Agreement"), by and among HSBC Home Equity Loan Corporation I, as Depositor, HSBC Home Equity Loan Trust 2005-2, as Trust, HSBC Finance Corporation, as Master Servicer, HSBC Bank USA, National Association, as Administrator and U.S. Bank National Association, as Indenture Trustee, with respect to the Closed-End HSBC Home Equity Loan Asset Backed Notes, Series 2005-2.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Master Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HSBC FINANCE CORPORATION, as Master Servicer of and on behalf of the HSBC HOME EQUITY LOAN TRUST 2005-2 (Registrant)
By: /s/ Patrick D. Schwartz Patrick D. Schwartz Authorized Representative
Dated: March 20, 2006 EXHIBIT INDEX
Exhibit Number		Exhibit
99 (a)

Monthly Statement to Certificateholders with respect to the distribution on March 20, 2006 pursuant to Section 5.03 of the Sale and Servicing Agreement, dated as of August 4, 2005 (the "Sale and Servicing Agreement"), by and among HSBC Home Equity Loan Corporation I, as Depositor, HSBC Home Equity Loan Trust 2005-2, as Trust, HSBC Finance Corporation, as Master Servicer, HSBC Bank USA, National Association, as Administrator and U.S. Bank National Association, as Indenture Trustee, with respect to the Closed-End HSBC Home Equity Loan Asset Backed Notes, Series 2005-2.

- Page 2 -